Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS

FISCAL 2024 Q4 HIGHLIGHTS

•Net sales of $952.3 million decreased 8.0% YoY and includes a roughly 300 basis point headwind from non-repeating Public Sector orders in the prior year
•Operating income of $90.9 million, or $94.2 million adjusted to exclude acquisition-related and restructuring and other costs1
•Operating margin of 9.5%, or 9.9% excluding the adjustments described above1
•Diluted EPS of $0.99 vs. $1.56 in the prior fiscal year quarter
•Adjusted diluted EPS of $1.03 vs. $1.64 in the prior fiscal year quarter1

FISCAL 2024 HIGHLIGHTS

•Net sales of $3,821.0 million decreased 4.7% YoY and includes a roughly 160 basis point headwind from non-repeating Public Sector orders in the prior year
•Operating income of $390.4 million, or $407.2 million adjusted to exclude share reclassification, acquisition-related and restructuring and other costs1
•Operating margin of 10.2%, or 10.7% excluding the adjustments described above1
•Diluted EPS of $4.58 and adjusted diluted EPS of $4.811
•Generated strong operating cash flows of $410.7 million or 160% of net income

MELVILLE, N.Y. and DAVIDSON, N.C. (OCTOBER 24, 2024) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), (“MSC”, “MSC Industrial”, or the “Company,” “we”, “us”, or “our”) a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (“MRO”) products and services, today reported financial results for its fiscal 2024 fourth quarter and full year ended August 31, 2024.

Financial Highlights[2]	FY24 Q4		FY23 Q4		Change	FY24		FY23		Change
Net Sales	$952.3		$1,035.4		(8.0)%	$3,821.0		$4,009.3		(4.7)%
Income from Operations	$90.9		$118.1		(23.0)%	$390.4		$483.7		(19.3)%
Operating Margin	9.5%		11.4%			10.2%		12.1%
Net Income Attributable to MSC	$55.7		$87.6		(36.4)%	$258.6		$343.2		(24.7)%
Diluted EPS	$0.99	3	$1.56	4	(36.5)%	$4.58	3	$6.11	4	(25.0)%

Adjusted Financial Highlights[2]	FY24 Q4		FY23 Q4		Change	FY24		FY23		Change
Net Sales	$952.3		$1,035.4		(8.0)%	$3,821.0		$4,009.3		(4.7)%
Adjusted Income from Operations [1]	$94.2		$130.4		(27.8)%	$407.2		$504.5		(19.3)%
Adjusted Operating Margin [1]	9.9%		12.6%			10.7%		12.6%
Adjusted Net Income Attributable to MSC [1]	$58.1		$92.0		(36.8)%	$271.3		$353.8		(23.3)%
Adjusted Diluted EPS [1]	$1.03	3	$1.64	4	(37.2)%	$4.81	3	$6.29	4	(23.5)%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.2 million and 56.4 million weighted-average diluted shares outstanding for FY24 Q4 and FY24, respectively.
[4] Based on 56.3 million and 56.2 million weighted-average diluted shares outstanding for FY23 Q4 and FY23, respectively.

Erik Gershwind, Chief Executive Officer, said, “During our fiscal fourth quarter, we made important progress in our Mission Critical strategy despite a challenging macro environment, particularly in heavy manufacturing. We sustained momentum in our high touch solutions, made solid progress on our web enhancements, restored gross margin stability, added to our productivity pipeline and generated strong free cash flow.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, "Ongoing softness in the heavy manufacturing markets where we have significant exposure and headwinds from non-repeating orders in the prior year

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	2

resulted in an average daily sales decline of 4.7% for the fiscal year. Near-term visibility remains limited underpinned by uncertainty stemming from the upcoming election and sluggish customer activity levels entering the holiday season. However, we witnessed various improvements for the fiscal year that are leading indicators for future profitability and growth. For the full year, gross margins came in at the higher end of our latest expectations, National Account customer growth outperformed the Industrial Production index and we generated robust operating cash flow. While we cannot control the external factors impacting our results, we are focused on continued improvement to drive long-term value creation.”

Gershwind concluded, “As we begin fiscal year 2025, we are focused on driving efficiencies across the organization and executing the three pillars that define our new chapter of Mission Critical — maintaining momentum in the first chapter of Mission Critical, reenergizing the core customer base, and optimizing our cost to serve through productivity improvements. While headwinds in our end markets continue for now, we are laser focused on realizing our long-term goals of achieving adjusted operating margin in the mid-teens and driving 400 basis points of growth above the Industrial Production index over the cycle. We are setting a clear path to get MSC back to our historically strong performance.”

First Quarter Fiscal 2025 Financial Outlook
ADS Growth (YoY)	(5.5)% - (4.5)%
Adjusted Operating Margin[1]	7.0% - 7.5%

Full-Year Fiscal 2025 Outlook for Certain Financial Metrics
•Depreciation and amortization expense of ~$90M-$95M
•Interest and other expense of ~$45M
•Capital expenditures of ~$100M-$110M
•Free cash flow conversion1 of ~100%
•Tax rate of ~24.5%-25.0%

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2024 fourth quarter and full year results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until November 7, 2024. The Company’s reporting date for the fiscal 2025 first quarter is scheduled for January 8, 2025.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	3

identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; customer cancellations or rescheduling of orders; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; our ability to realize the desired benefits from the Reclassification (as defined below); the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Balance Sheets
(In thousands)

	August 31, 2024	September 2, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$29,588	$50,052
Accounts receivable, net of allowance for credit losses	412,122	435,421
Inventories	643,904	726,521
Prepaid expenses and other current assets	102,475	105,519
Total current assets	1,188,089	1,317,513
Property, plant and equipment, net	360,255	319,660
Goodwill	723,894	718,174
Identifiable intangibles, net	101,147	110,641
Operating lease assets	58,649	65,909
Other assets	30,279	12,237
Total assets	$2,462,313	$2,544,134

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$229,911	$229,935
Current portion of operating lease liabilities	21,941	21,168
Accounts payable	205,933	226,299
Accrued expenses and other current liabilities	147,642	172,034
Total current liabilities	605,427	649,436
Long-term debt including obligations under finance leases	278,853	224,391
Noncurrent operating lease liabilities	37,468	45,924
Deferred income taxes and tax uncertainties	139,283	131,801
Total liabilities	$1,061,031	$1,051,552
Commitments and Contingencies
Shareholders’ Equity:
MSC Industrial Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	48
Class B Common Stock	—	9
Additional paid-in capital	1,070,269	849,502
Retained earnings	456,850	755,007
Accumulated other comprehensive loss	(21,144)	(17,725)
Class A treasury stock, at cost	(114,235)	(107,677)
Total MSC shareholders’ equity	1,391,797	1,479,164
Noncontrolling interest	9,485	13,418
Total shareholders’ equity	1,401,282	1,492,582
Total liabilities and shareholders’ equity	$2,462,313	$2,544,134

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Income
(In thousands, except per share data)

	(Unaudited)
	Fiscal Quarters Ended		Fiscal Years Ended
	August 31, 2024	September 2, 2023	August 31, 2024	September 2, 2023
Net sales	$952,284	$1,035,441	$3,820,951	$4,009,282
Cost of goods sold	561,676	615,907	2,248,168	2,366,317
Gross profit	390,608	419,534	1,572,783	1,642,965
Operating expenses	297,011	299,264	1,167,870	1,151,295
Restructuring and other costs	2,739	2,215	14,526	7,937
Income from operations	90,858	118,055	390,387	483,733
Other income (expense):
Interest expense	(6,615)	(4,630)	(25,770)	(22,543)
Interest income	110	270	412	1,034
Other income (expense), net	(8,213)	2,027	(22,280)	(6,068)
Total other expense	(14,718)	(2,333)	(47,638)	(27,577)
Income before provision for income taxes	76,140	115,722	342,749	456,156
Provision for income taxes	22,188	28,281	86,792	113,049
Net income	53,952	87,441	255,957	343,107
Less: Net (loss) income attributable to noncontrolling interest	(1,740)	(158)	(2,637)	(126)
Net income attributable to MSC Industrial	$55,692	$87,599	$258,594	$343,233
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$0.99	$1.57	$4.60	$6.14
Diluted	$0.99	$1.56	$4.58	$6.11
Weighted average shares used in computing net income per common share:
Basic	56,061	55,939	56,257	55,918
Diluted	56,223	56,269	56,441	56,210

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Comprehensive Income
(In thousands)

	Fiscal Years Ended
	August 31, 2024	September 2, 2023
Net income, as reported	$255,957	$343,107
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(4,715)	7,091
Comprehensive income	251,242	350,198
Comprehensive income attributable to noncontrolling interest:
Net loss	2,637	126
Foreign currency translation adjustments	1,296	(1,695)
Comprehensive income attributable to MSC Industrial	$255,175	$348,629

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Cash Flows
(In thousands)

	Fiscal Years Ended
	August 31, 2024	September 2, 2023
Cash Flows from Operating Activities:
Net income	$255,957	$343,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,886	75,129
Amortization of cloud computing arrangements	1,988	1,192
Non-cash operating lease cost	22,973	20,966
Stock-based compensation	18,848	18,639
Loss on disposal of property, plant and equipment	687	557
Non-cash changes in fair value of estimated contingent consideration	906	104
Provision for credit losses	7,355	10,275
Expenditures for cloud computing arrangements	(20,282)	(2,748)
Deferred income taxes and tax uncertainties	9,706	6,697
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	18,846	247,653
Inventories	85,098	(4,860)
Prepaid expenses and other current assets	2,027	(6,605)
Operating lease liabilities	(23,383)	(21,173)
Other assets	3,149	628
Accounts payable and accrued liabilities	(54,065)	10,021
Total adjustments	154,739	356,475
Net cash provided by operating activities	410,696	699,582
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(99,406)	(92,493)
Cash used in acquisitions, net of cash acquired	(23,990)	(20,182)
Net cash used in investing activities	(123,396)	(112,675)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(187,695)	(95,779)
Payments of regular cash dividends	(187,280)	(176,715)
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	4,426	4,415
Proceeds from exercise of Class A Common Stock options	9,587	28,677
Borrowings under credit facilities	434,500	333,000
Payments under credit facilities	(381,000)	(548,000)
Payments under Shelf Facility Agreements and Private Placement Debt	(50,000)	(125,000)
Proceeds from other long-term debt	50,000	—
Payments on finance lease and financing obligations	(3,625)	(2,193)
Other, net	3,735	1,195
Net cash used in financing activities	(307,352)	(580,400)
Effect of foreign exchange rate changes on cash and cash equivalents	(412)	8
Net increase (decrease) in cash and cash equivalents	(20,464)	6,515
Cash and cash equivalents—beginning of period	50,052	43,537
Cash and cash equivalents—end of period	$29,588	$50,052
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$79,088	$106,962
Cash paid for interest	$24,721	$22,432

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including return on invested capital (as defined below), non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude restructuring and other costs, acquisition-related costs, share reclassification costs, and employee retention credit (“ERC”) tax benefit (prior year) and tax effects, as well as free cash flow conversion, which is a measure calculated using free cash flow, which is a non-GAAP measure.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity, capital expenditures and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Restructuring and Other Costs, Acquisition-Related Costs, Share Reclassification Costs and ERC Tax Benefit (prior year)

In calculating certain non-GAAP financial measures, we exclude restructuring and other costs, acquisition-related costs, share reclassification costs, ERC tax benefit (prior year) and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

•Return on Invested Capital (“ROIC”)

ROIC is calculated using a non-GAAP financial measure. We calculate ROIC by dividing non-GAAP net operating profit after tax (“NOPAT”) by average invested capital, a GAAP measure. NOPAT is defined as tax effected income from operations. Average invested capital is defined as net debt plus shareholder’s equity using a trailing 13-month average. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate operating performance. This method of determining non-GAAP ROIC may differ from other companies' methods and therefore may not be comparable to those used by other companies. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The financial measure calculated under GAAP which is most directly comparable to ROIC is considered to be the ratio of Net income to Average invested capital. See below for the calculation of ROIC and the reconciliation to the comparable GAAP measure.

•Free Cash Flow (“FCF”) and Free Cash Flow Conversion (“FCF Conversion”)

FCF is a non-GAAP financial measure which we define as cash flow from operations reduced by “Expenditures for property, plant and equipment”. We believe that FCF, although similar to cash flow from operations, is a useful additional measure since capital expenditures are a necessary component of ongoing operations. FCF Conversion is a percentage calculated by dividing FCF by GAAP net income. We believe FCF Conversion is useful to investors for the same reasons as FCF and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended August 31, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Adjusted Total MSC Industrial
Net Sales	$952,284	$—	$—	$952,284

Cost of Goods Sold	561,676	—	—	561,676

Gross Profit	390,608	—	—	390,608
Gross Margin	41.0%	—%	—%	41.0%

Operating Expenses	297,011	—	614	296,397
Operating Expenses as % of Sales	31.2%	—%	(0.1)%	31.1%

Restructuring and Other Costs	2,739	2,739	—	—

Income from Operations	90,858	(2,739)	(614)	94,211
Operating Margin	9.5%	0.3%	0.1%	9.9%

Total Other Expense	(14,718)	—	—	(14,718)

Income before provision for income taxes	76,140	(2,739)	(614)	79,493

Provision for income taxes	22,188	(797)	(179)	23,164
Net income	53,952	(1,942)	(435)	56,329
Net loss attributable to noncontrolling interest	(1,740)	—	—	(1,740)
Net income attributable to MSC Industrial	$55,692	$(1,942)	$(435)	$58,069

Net income per common share:
Diluted	$0.99	$(0.03)	$(0.01)	$1.03

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended August 31, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$3,820,951	$—	$—	$—	$3,820,951

Cost of Goods Sold	2,248,168	—	—	—	2,248,168

Gross Profit	1,572,783	—	—	—	1,572,783
Gross Margin	41.2%	—%	—%	—%	41.2%

Operating Expenses	1,167,870	—	1,079	1,187	1,165,604
Operating Expenses as % of Sales	30.6%	—%	0.0%	0.0%	30.5%

Restructuring and Other Costs	14,526	14,526	—	—	—

Income from Operations	390,387	(14,526)	(1,079)	(1,187)	407,179
Operating Margin	10.2%	0.4%	0.0%	0.0%	10.7%

Total Other Expense	(47,638)	—	—	—	(47,638)

Income before provision for income taxes	342,749	(14,526)	(1,079)	(1,187)	359,541

Provision for income taxes	86,792	(3,577)	(266)	(293)	90,928
Net income	255,957	(10,949)	(813)	(894)	268,613
Net loss attributable to noncontrolling interest	(2,637)	—	—	—	(2,637)
Net income attributable to MSC Industrial	$258,594	$(10,949)	$(813)	$(894)	$271,250

Net income per common share:
Diluted	$4.58	$(0.19)	$(0.01)	$(0.02)	$4.81

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	11

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended September 2, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Costs	ERC Tax Benefit	Adjusted Total MSC Industrial
Net Sales	$1,035,441	$—	$—	$—	$1,035,441

Cost of Goods Sold	615,907	—	—	—	615,907

Gross Profit	419,534	—	—	—	419,534
Gross Margin	40.5%	—%	—%	—%	40.5%

Operating Expenses	299,264	—	10,139	—	289,125
Operating Expenses as % of Sales	28.9%	—%	(1.0)%	—%	27.9%

Restructuring and Other Costs	2,215	2,215	—	—	—

Income from Operations	118,055	(2,215)	(10,139)	—	130,409
Operating Margin	11.4%	0.2%	1.0%	—%	12.6%

Total Other Expense	(2,333)	—	—	6,566	(8,899)

Income before provision for income taxes	115,722	(2,215)	(10,139)	6,566	121,510

Provision for income taxes	28,281	(523)	(2,394)	1,550	29,648
Net income	87,441	(1,692)	(7,745)	5,016	91,862
Net loss attributable to noncontrolling interest	(158)	—	—	—	(158)
Net income attributable to MSC Industrial	$87,599	$(1,692)	$(7,745)	$5,016	$92,020

Net income per common share:
Diluted	$1.56	$(0.03)	$(0.14)	$0.09	$1.64

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	12

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Year Ended September 2, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability				Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-related Costs	Share Reclassification Costs	ERC Tax Benefit	Adjusted Total MSC Industrial
Net Sales	$4,009,282	$—	$—	$—	$—	$4,009,282

Cost of Goods Sold	2,366,317	—	—	—	—	2,366,317

Gross Profit	1,642,965	—	—	—	—	1,642,965
Gross Margin	41.0%	—%	—%	—%	—%	41.0%

Operating Expenses	1,151,295	—	398	12,388	—	1,138,509
Operating Expenses as % of Sales	28.7%	—%	0.0%	(0.3)%	—%	28.4%

Restructuring and Other Costs	7,937	7,937	—	—	—	—

Income from Operations	483,733	(7,937)	(398)	(12,388)	—	504,456
Operating Margin	12.1%	0.2%	0.0%	0.3%	—%	12.6%

Total Other Expense	(27,577)	—	—	—	6,566	(34,143)

Income before provision for income taxes	456,156	(7,937)	(398)	(12,388)	6,566	470,313

Provision for income taxes	113,049	(2,040)	(100)	(3,183)	1,687	116,685
Net income	343,107	(5,897)	(298)	(9,205)	4,879	353,628
Net income attributable to noncontrolling interest	(126)	—	—	—	—	(126)
Net income attributable to MSC Industrial	$343,233	$(5,897)	$(298)	$(9,205)	$4,879	$353,754

Net income per common share:
Diluted	$6.11	$(0.10)	$(0.01)	$(0.16)	$0.09	$6.29

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2024 FOURTH QUARTER AND FULL YEAR RESULTS	13

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Years Ended August 31, 2024 and September 2, 2023
(In thousands, except percentages)

	Fiscal Year Ended		Fiscal Year Ended
	August 31, 2024		September 2, 2023
(a) Net income attributable to MSC Industrial (twelve-month trailing)	$258,594		$343,233
NOPAT
Income from Operations (twelve-month trailing)	390,387		483,733
Effective tax rate	25.3%		24.8%
(b) Non-GAAP NOPAT	291,532		363,850
(c) Adjusted Non-GAAP NOPAT	304,072	[1]	379,531	[2]
Invested Capital
Total MSC Industrial shareholders' equity	$1,391,797		$1,479,164
Current portion of debt including obligations under finance leases	229,911		229,935
Long-term debt including obligations under finance leases	278,853		224,391
Total Debt	508,764		454,326
Cash and cash equivalents	$29,588		$50,052
Net debt	479,176		404,274
Invested capital	1,870,973		1,883,438
(d) Average invested capital (thirteen-month trailing average)	1,883,503		1,951,818
(e) Adjusted average invested capital (thirteen-month trailing average)	1,900,259	[1]	1,953,516	[2]

(a)/(d) Net income to Average invested capital	13.7%		17.6%
(b)/(d) Non-GAAP ROIC	15.5%		18.6%
(c)/(e) Adjusted Non-GAAP ROIC	16.0%		19.4%

[1] Adjusted Non-GAAP NOPAT and invested capital excludes $14.5 million of restructuring and other costs, $1.1 million of acquisition-related charges and $1.2 million of share reclassification costs, net of an associated tax benefit of $4.1 million.

[2] Adjusted Non-GAAP NOPAT and invested capital excludes $7.9 million of restructuring and other costs, $0.4 million of acquisition-related charges and $12.4 million of share reclassification costs, net of an associated tax benefit of $5.3 million.